EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contacts:
Jeff Young		Sandy Smith
Media Relations		Investor Relations
617-444-3913	—or—	617-444-2804
jyoung@akamai.com		ssmith@akamai.com
AKAMAI TO ACQUIRE NETLI
Combines leading managed service providers for accelerating performance of Internet applications
CAMBRIDGE, MA and MOUNTAIN VIEW, CA — February 5, 2007 — Akamai Technologies, Inc. (NASDAQ: AKAM) and Netli, Inc. announced today that the two companies have signed a definitive agreement for Akamai to acquire Netli in a merger transaction. The transaction, which is subject to customary closing conditions, including the approval of Netli’s stockholders, is anticipated to close later this quarter. The acquisition is expected to be neutral to Akamai earnings on a normalized, diluted per share basis* in 2007.
The acquisition of Netli is expected to enhance Akamai’s application acceleration solutions, which improve the performance of Web- and other Internet-based applications. According to Gartner, a leading research firm, the market for application acceleration spending is forecasted to grow to $3.3 billion in 2010. Akamai and Netli’s combined managed services will seek to address two important market segments identified by industry analysts — application delivery controllers and WAN optimization controllers.
By combining Netli’s high performance communications protocol with Akamai’s massive global scale and unique capabilities to route Internet traffic around points of congestion, Akamai expects to offer businesses the most comprehensive and effective managed services for accelerating applications. These services enable enterprises to improve the performance of dynamic, highly-interactive applications such as customer portals, collaboration platforms, e-learning environments, and business-to-business commerce.
Organizations often face conflicting technology challenges as they move business processes to the Internet to increase revenues, expand into new markets, streamline operations, enhance productivity, and ensure customer satisfaction. Confronted with the need to consolidate infrastructure to avoid the cost of global data center build-out, enterprises also must ensure users, customers, partners, and employees experience good performance, regardless of what online application they are trying to reach and where they are located worldwide. The acquisition of Netli, when completed, is expected to further establish Akamai as the leading managed service in the application acceleration space. Akamai’s managed service provides customers an effective alternative to deploying costly and often ineffective hardware to improve performance of Internet applications.
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“We are very encouraged by customer acceptance of our application acceleration services, and believe the alignment of Akamai and Netli will provide enterprises with even better solutions going forward in this important and emerging market,” said Paul Sagan, president and CEO of Akamai. “Akamai and Netli both emphasize leading-edge technology to help businesses deliver more effective, higher performing online applications, and we are confident that this combination will benefit our customers, employees, and shareholders.”
“By joining forces with Akamai to address the large and quickly expanding application acceleration market, we believe our customers will gain access to an even larger global network and a wider portfolio of leading-edge services supported by a combination of the most experienced providers in the industry,” said Gary Messiana, CEO of Netli. “Our people are very proud of our pioneering work to deliver proven and effective technology in the area of optimizing online application acceleration, and we look forward to working with Akamai to combine our technology and capabilities to create the strongest managed service offering in the industry.”
Under terms of the agreement, Akamai will acquire all of the outstanding equity of Netli in exchange for approximately 3.2 million shares of Akamai common stock, subject to certain closing adjustments. The merger transaction is expected to be accounted for by Akamai under the purchase method of accounting.
About Netli
Netli is a rapidly growing global service provider for accelerating applications and content over the Internet — enabling global e-business from centralized infrastructure. Netli provides network infrastructure as a service, on-demand optimizing application, and content delivery while shifting bandwidth, computing, and storage requirements to Netli infrastructure. The result is better utilization of capital budgets and resources by transferring the cost, risk, complexity, and management overhead of delivering enterprise-scale Web applications and content to Netli. The world’s three biggest mobile phone suppliers, the largest technology reseller, the largest beauty products company, the two largest computer manufacturers, and the top two import auto manufacturers trust Netli for their application acceleration and content delivery needs. The company is headquartered in Mountain View, California, and was recently included in the AlwaysOn 100 list of the most innovative technology companies in the world.
About Akamai
Akamai® is the leading global service provider for accelerating content and business processes online. Thousands of organizations have formed trusted relationships with Akamai, improving their revenue and reducing costs by maximizing the performance of their online businesses. Leveraging the Akamai EdgePlatform, these organizations gain business advantage today, and have the foundation for the emerging Web solutions of tomorrow. Akamai is “The Trusted Choice for Online Business.” For more information, visit www.akamai.com.
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The release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities

Litigation Reform Act of 1995, including statements about the anticipated closing of the acquisition, the expectations with respect to integration of the Netli technology and resulting benefits and the expected future business and financial performance of Akamai resulting from and following the acquisition. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to successfully integrate the technology of Netli or to develop products based on the technology, material adverse changes in the financial conditions or operations of Netli, substantial delay in the expected closing of the proposed merger, inability to secure all consents and stockholder approvals necessary to effect the proposed merger and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.
* In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the non-GAAP financial metrics we have included are useful to management and investors because they provide additional insight into our operations as well as help us assess and monitor developments in our business. Set forth below are definitions of the non-GAAP terms we use and explanations of some of the benefits provided by those metrics.
Akamai defines “normalized net income” as net income before amortization of intangible assets, equity-related compensation, depreciation of capitalized equity-related compensation, certain gains and losses on equity investments, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.
Akamai defines “normalized diluted share” as diluted common shares outstanding used in GAAP net income per share calculation, excluding the effect of FAS 123R under the treasury stock method. Akamai considers normalized diluted shares to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.